HANSEN, BARNETT & MAXWELL, P.C.
     A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS           REGISTERED WITH THE PUBLIC COMPANY
      5 Triad Center, Suite 750                ACCOUNTING OVERSIGHT BOARD
    Salt Lake City, UT 84180-1128              An independent member of
        Phone: (801) 532-2200                        BAKER TILLY
         Fax: (801) 532-7944                        INTERNATIONAL
           www.hbmcpas.com




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Stockholders
Proton Laboratories, Inc. and subsidiaries

As independent registered public accountants, we hereby consent to the use of our report dated May 17, 2007 with respect to the consolidated financial statements of Proton Laboratories, Inc., in the Registration Statement of Proton Laboratories, Inc. on Form S-8 relating to the registration of 4,200,000 shares of common stock.




                                             HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 17, 2007